EXHIBIT 99.1

Simmons First to Present at Keefe, Bruyette & Woods 2013 Community Bank Investor Conference

PINE BLUFF, Ark., July 22, 2013 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced that George A. Makris, Jr., CEO-Elect, is scheduled to present at the Keefe, Bruyette & Woods 2013 Community Bank Investor Conference to be held July 30 - 31, 2013 in New York City.

Simmons First is scheduled to present on Wednesday, July 31, 2013 at 9:30 a.m. Central Time, to be followed by a question and answer session. The presentation slides and audio webcast will be available through Simmons First's web site at www.simmonsfirst.com and will be archived and available for replay for approximately 30 days.

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 96 offices, of which 92 are financial centers, in 55 communities in Arkansas, Missouri and Kansas.

CONTACT: DAVID W. GARNER
         Senior Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000